                                                    Filed under Rule 424 (b) (3)
                                                              File No. 333-63153




SUPPLEMENT NO. 13 TO PROSPECTUS DATED SEPTEMBER 21, 1998

(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                                PACCAR FINANCIAL CORP.

                             MEDIUM-TERM NOTES, SERIES I

                      DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

           INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY

                                                                   INTEREST RATE
RANGE OF MATURITIES                                                  PER ANNUM
-------------------                                                -------------
More than   34    months to   37    months . . . . . . . . .               5.56%

More than   46    months to   49    months . . . . . . . . .               5.68%

More than   58    months to   61    months . . . . . . . . .               5.74%




Dated:  April 21, 1999

Form of Note (check one):       Book Entry    [X]

                                     Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.